Exhibit 5.1

Troutman Pepper Locke LLP Troutman Pepper Locke Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

August 31, 2026

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Unisys Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company on the date hereof of the above-referenced registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 3,900,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), to be issued in accordance with the 2024 Long-Term Incentive and Equity Compensation Plan, as amended (as amended, the “Plan”). The issuance of the Shares pursuant to the Plan was approved by the Board of Directors of the Company (the “Board”) on February 16, 2026 and was approved by the stockholders of the Company on April 30, 2026, at the Company’s 2026 Annual Meeting of Stockholders.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), and the Amended and Restated Bylaws, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board with respect to the offering and issuance of the Shares under the Plan and certain related matters, (iii) the Plan and (iv) the Registration Statement and exhibits thereto.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, including electronic signatures, not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to all matters of fact, we have relied on the

Unisys Corporation August 31, 2026 Page 2
representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and, when and if issued, delivered and paid for in accordance with the Certificate of Incorporation, the Plan, the Registration Statement and the Resolutions (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation), such Shares will be legally issued, fully paid and non-assessable.

We express no opinion as to the effect of the laws of any state or jurisdiction, other than the laws of the State of Delaware, or as to the securities or blue sky laws of any state (including, without limitation, Delaware), municipal law or the laws of any local agencies within any state (including, without limitation, Delaware). The opinions set forth herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the laws in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP